                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

FILED BY THE REGISTRANT {X}
FILED BY A PARTY OTHER THAN THE REGISTRANT { }

CHECK THE APPROPRIATE BOX:

{ } PRELIMINARY PROXY STATEMENT
{X} DEFINITIVE PROXY STATEMENT
{ } DEFINITIVE ADDITIONAL MATERIALS
{ } SOLICITING MATERIAL PURSUANT TO SEC. 240.14A-11(C) OR SEC. 240.14A-12

                         RECOGNITION INTERNATIONAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         RECOGNITION INTERNATIONAL INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

{X} $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-6(J)(2).

{ } $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE
    14A-6(I)(3).

{ } FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULE 14A-6(I)(4) AND 0-11.

    1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

    2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

    3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:

    4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

{ } CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
    0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

    1) AMOUNT PREVIOUSLY PAID:

    2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

    3) FILING PARTY:

    4) DATE FILED:

                         RECOGNITION INTERNATIONAL INC.

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                            TO BE HELD MARCH 3, 1994

To the Stockholders of
     RECOGNITION INTERNATIONAL INC.

     Notice is given that the Annual Meeting of Stockholders of Recognition International Inc., a Delaware corporation ("Recognition"), will be held on March 3, 1994, at 10 o'clock in the morning, Central Standard Time, in Grand Ballroom B of the Stouffer Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas, for the following purposes:

          1. Electing three directors to serve in Class II until the annual meeting of stockholders in 1997;

          2. Considering and voting upon a proposed amendment to the 1990 Corporate Incentive Plan; and

          3. Transacting such other business as may properly be brought before said meeting or any adjournment(s) thereof.

     Only stockholders of record at the close of business on January 12, 1994, are entitled to notice of, and to vote at, such meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder at the offices of Locke Purnell Rain Harrell, Suite 2200, 2200 Ross Avenue, Dallas, Texas, for a period of at least ten days before the meeting.

     You are encouraged to attend the meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy card at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save the company additional solicitation expense.

                                             By Order of the Board of Directors

                                                       CAROL S. LYON,
                                                       Vice President
                                                       and Secretary

Dallas, Texas
January 24, 1994

                         RECOGNITION INTERNATIONAL INC.
                                P.O. BOX 660204
                            DALLAS, TEXAS 75266-0204

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 3, 1994

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Recognition International Inc., a Delaware corporation ("Recognition"), for use at the Annual Meeting of Stockholders of Recognition to be held in Grand Ballroom B of the Stouffer Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas, on March 3, 1994, and at any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about January 24, 1994.

                                 ANNUAL REPORT

     The Annual Report to Stockholders covering Recognition's fiscal year ended October 31, 1993, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

                            OUTSTANDING COMMON STOCK

     The close of business on January 12, 1994, is the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were outstanding and entitled to be voted 14,921,590 shares of Recognition Common Stock, par value $.25 per share ("Common Stock").

     The following table sets forth certain information with respect to each person or group known to Recognition to be a beneficial owner of more than 5% of Recognition's outstanding Common Stock. Unless otherwise indicated, to the knowledge of Recognition, all shares are owned directly and the owner has sole voting and investment power with respect to the shares owned by it.

           NAME AND ADDRESS                                AMOUNT AND NATURE              PERCENT
         OF BENEFICIAL OWNER                            OF BENEFICIAL OWNERSHIP         OF CLASS(1)
         -------------------                            -----------------------         -----------
    Greenhaven Associates, Inc.                             2,000,637(2)(3)               13.4%
      Three Manhattanville Road
      Purchase, NY 10577-2110
    Spears Benzak Salomon & Farrell                         1,794,197(4)                  11.3%
      45 Rockefeller Plaza, 33rd Floor
      New York, NY 10011
    Central National-Gottesman Group                        1,660,838(5)(3)               11.1%
      Three Manhattanville Road
      Purchase, NY 10577-2110
    FMR Corp. and Edward C. Johnson 3d                      1,523,800(6)                  10.2%
      82 Devonshire Street
      Boston, MA 02109

- ---------------

(1) Percent of shares of Common Stock outstanding at January 12, 1994. Shares subject to issuance upon conversion of convertible securities held by the identified stockholder are deemed outstanding for purposes of calculating its percentage, when applicable.

(2) The information set forth in the table and this footnote regarding shares beneficially owned by Greenhaven Associates, Inc. ("Greenhaven") is based in part on a Schedule 13G dated January 9, 1991, as amended through April 30, 1992, filed by Greenhaven with the Securities and Exchange Commission ("SEC"), and in part on information furnished orally to Recognition by Greenhaven as of December 13, 1993. Greenhaven has sole voting and investment power with respect to 440,472 of such shares, shared investment power with respect to 1,560,165 of such shares and no voting power with respect to 1,560,165 of such shares.

(3) Greenhaven is a corporation engaged in providing investment advisory services and is named as a member of the CNG Group in the Schedule 13D filed by the CNG Group. Greenhaven has advised Recognition that 1,492,838 of the shares shown in the table as beneficially owned by Greenhaven are also included in the shares shown in the table as beneficially owned by the CNG Group.

(4) The information set forth in the table and this footnote regarding shares beneficially owned by Spears Benzak Salomon & Farrell ("Spears Benzak") is based in part on a Schedule 13G dated February 13, 1993, filed by Spears Benzak with the SEC, and in part on information provided orally to Recognition by Spears Benzak as of November 30, 1993. The shares listed in the table include 1,000,417 shares issuable upon conversion of $16,757,000 of Recognition's 7 1/4% Convertible Subordinated Debentures Due 2011 held by Spears Benzak. Spears Benzak holds the securities on behalf of a variety of individuals, groups and corporations for whom it serves as investment advisor. Spears Benzak has no voting power and has revocable shared investment power with respect to such securities.

(5) The information set forth in the table and this footnote regarding the Central National-Gottesman Group is based in part on a Schedule 13D dated January 5, 1990, as amended through May 15, 1992, jointly filed with the SEC by Central National-Gottesman, Inc. ("CNG") and other entities and individuals having their principal offices at 100 Park Avenue, New York, NY (herein referred to as the "CNG Group"), and in part on information furnished orally to Recognition as of December 13, 1993. CNG is a privately owned corporation whose stockholders include certain of the individuals in the CNG Group and members of their families. No formal understanding or agreement exists among the members of the CNG Group as to the disposition or voting of any securities, including the shares of Common Stock.

(6) The information in the table and this footnote regarding shares beneficially owned by FMR Corp. ("FMR") and Edward C. Johnson 3d is based on a Schedule 13G dated October 8, 1993, filed with the SEC jointly by FMR, Mr. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Magellan Fund ("Magellan Fund"), all having their principal offices at 82 Devonshire Street, Boston, MA 02109. Fidelity, a wholly-owned subsidiary of FMR, beneficially owns 1,452,900 of the shares listed in the table as a result of acting as an investment advisor to several investment companies. Of those, Magellan Fund owns 1,187,000 shares. FMR, through its control of Fidelity and Magellan Fund, and Mr. Johnson, Chairman of FMR, each has sole investment power but no voting power with respect to these 1,452,900 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, beneficially owns 70,900 of the shares listed in the table as a result of serving as investment manager of two institutional accounts. FMR, through its control of Fidelity Management Trust Company, has sole investment power over those 70,900 shares, sole voting power over 26,000 of those shares and no voting power over 44,900 of those shares. In addition to being Chairman of FMR, Mr. Johnson owns 34% of the outstanding voting stock of FMR and together with various trusts for the benefit of family members, form a controlling group with respect to FMR.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information with respect to Common Stock beneficially owned at January 12, 1994, by directors, nominees, certain executive officers and all directors and executive officers of Recognition as a group.

                                               AMOUNT AND NATURE OF                      PERCENT
    NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)                  OF CLASS(2)
    ------------------------                  -----------------------                  -----------
    Lucie J. Fjeldstad                              8,000(3)(4)                            .05%
    James F. Gero                                  31,000(3)(5)                            .21%
    William C. Hittinger                           14,200(3)(5)                            .10%
    Gilbert H. Lamphere                            58,708(3)(5)(6)                         .39%
    Thomas A. Loose                               117,726(7)                               .78%
    A. A. Meitz                                    11,000(3)(5)                            .07%
    Robert Vanourek                               503,148(8)                              3.26%
    William H. Waltrip                             11,000(3)(5)                            .07%
    Thomas R. Frederick                            83,050(9)                               .55%
    Robert M. Swartz                               79,527(10)                              .53%
    Fredric E. Zucker                               4,051(11)                              .03%
    All directors and executive
      officers of Recognition as a
      group (17 persons)                        1,123,141(12)                             7.05%

- ---------------

 (1) Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power.

 (2) Percent of shares of Common Stock outstanding at January 12, 1994. Shares subject to purchase pursuant to stock options exercisable at such date or within 60 days thereafter are deemed to be outstanding for purposes of calculating the percentage, where applicable.

 (3) 4,000 of the shares owned by director Fjeldstad; 2,000 of the shares owned by each of directors Gero, Lamphere, Meitz and Waltrip; and 1,000 of the shares owned by director Hittinger, are subject to forfeiture pursuant to the restricted stock plan for outside directors described below. With respect to those shares, each director has sole voting power and no investment power until the risk of forfeiture lapses in accordance with the terms of the plan.

 (4) Includes 3,000 shares of Common Stock issuable upon exercise of options granted under the Director Stock Option Plan described below.

 (5) Includes 6,000 shares of Common Stock issuable upon exercise of options granted under the Director Stock Option Plan described below.

 (6) Includes 677 shares held for his account in a non-Recognition employee benefit plan, with respect to which he has shared voting and investment power. Also includes 615 shares held in trust for his minor children, as to which Mr. Lamphere disclaims beneficial ownership.

 (7) Includes 112,913 shares subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter, and 1,724 shares held in his account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

 (8) Includes 500,000 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 1,534 shares held in his account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

 (9) Includes 81,666 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 1,384 shares held in his account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

(10) Includes 78,334 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 1,193 shares held in his account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

(11) Includes 3,333 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 718 shares held in his account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

(12) Includes 14,613 shares held in their respective accounts under Recognition's 401(k) plan with respect to which they have sole voting power and no investment power, and 1,002,916 shares subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter.

                              REVOCATION OF PROXY

     Any person giving a proxy has the power to revoke the same at any time before it has been exercised by giving written notice of such revocation to the Secretary of Recognition. In addition, any stockholder who attends the Annual Meeting may vote in person, thereby canceling any proxy previously given by such stockholder.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of 7,460,796 shares of Common Stock, being a majority of the outstanding shares of Common Stock entitled to vote, is necessary to constitute a quorum at the Annual Meeting. The stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power, by a vote of a majority of the voting power given to all Common Stock so present or represented, to adjourn the meeting from time to time for a period not exceeding 30 days, without notice other than announcement at the Annual Meeting. If a quorum was present or represented at the original meeting, or if a quorum shall be present or represented at any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

     Cumulative voting is permitted in the election of directors. See the description of cumulative voting rights below. On any other matter submitted to a vote of stockholders at the Annual Meeting or any adjournment(s) thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record at the record date.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Recognition's Board of Directors is classified into three classes having staggered terms of three years each. At the Annual Meeting three directors will be elected in Class II to serve until the annual meeting of stockholders in 1997 and until their successors have been elected or until their earlier resignation or removal. The Board of Directors, upon the recommendation of the Committee on Directors, has nominated Lucie J. Fjeldstad, William C. Hittinger and A. A. Meitz for election as directors of Recognition in Class II. The directors elected in Class II will serve with the five other directors named below whose terms expire in later years.

     Cumulative voting is permitted in the election of directors. Accordingly, in the election of three directors for Class II, each stockholder will be entitled to as many votes as shall equal the product of the number of shares of Common Stock owned of record by him or her at the record date multiplied by three, the number of directors to be elected. For example, each holder of Common Stock may vote his or her shares for each of the three persons, or may vote on the cumulative principle by casting three votes per share for one person or by dividing three votes per share among the nominees as the stockholder desires.

     Votes cast pursuant to the accompanying proxy will be voted "FOR" the election of the nominees unless the giver of the proxy withholds authority to vote for any or all of the nominees. The persons acting under the accompanying proxy will exercise their discretion as to the manner in which the votes represented thereby will be distributed between or among the nominees.

     Should any or all of the nominees named herein become unable or unwilling to accept nomination or election, which is not expected, it is intended that the persons acting under the proxy will vote for the election, in their stead, of such other person or persons as may be nominated by the Board of Directors upon the recommendation of the Committee on Directors, or the Board may reduce the number of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" NOMINEES FJELDSTAD, HITTINGER AND MEITZ FOR CLASS II. UNDER DELAWARE LAW AND RECOGNITION'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS, DIRECTORS WILL BE ELECTED BY A PLURALITY VOTE, AND THE THREE PERSONS RECEIVING THE GREATEST NUMBER OF VOTES WILL BE ELECTED AS DIRECTORS OF RECOGNITION FOR CLASS II. BECAUSE DIRECTORS ARE ELECTED BY PLURALITY VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL NOT AFFECT THE OUTCOME OF THE ELECTIONS SINCE NO PARTICULAR MINIMUM VOTE OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO BE VOTED IS REQUIRED.

     Further information with respect to the nominees and continuing directors is set forth below:

NOMINEES FOR CLASS II -- Term Expires 1997

     Lucie J. Fjeldstad, 49, is President of Fjeldstad International, New Canaan, CT, a management and strategic consulting firm for the new multi-media world. Mrs. Fjeldstad held a number of positions with International Business Machines Corporation, White Plains, NY, from 1968 to 1993 including Vice President and General Manager of MultiMedia in 1992 and 1993, Vice President and President of the Multimedia and Education Division in 1990 and 1991, Vice President and President of the Academic, General and Public Sector Division in 1990 and Vice President and General Manager of the General/Public/Academic Section from 1988 to 1990. She became a director of Recognition on October 28, 1993 and is also a director of PPG Industries, Inc., KeyCorp and Entergy Corporation.

     William C. Hittinger, 71, serves as a director of several public and private companies, including Bethlehem Steel Corp., BioTechnica International, Inc. and UNC, Inc., He retired as Executive Vice President of RCA Corporation in 1986. Mr. Hittinger has been a director of Recognition since 1979.

     A. A. Meitz, 56, is Of Counsel to Booz-Allen & Hamilton, Inc., an international management and technology consulting firm. He has been with that firm for more than 25 years and was a Senior Vice President until he elected partial retirement in August 1993. Mr. Meitz also previously served as a member of the Booz-Allen Board of Directors and Chairman of its Audit Committee. The majority of his work has focused on issues of business strategy, marketing and organization design. Mr. Meitz became a director of Recognition in February 1990. He is also a director of Associated Materials Incorporated and Northern Trust Bank of Texas, a subsidiary of Northern Trust Bank of Illinois.

CONTINUING DIRECTORS IN CLASS I -- Term Expires 1996

     James F. Gero, 49, is the Chairman and Chief Executive Officer of Sierra Technologies, Inc., a Buffalo, NY, manufacturer of various electronic equipment for avionics, electronic warfare and flight inspection and other high technology hardware and software systems. From 1989 to 1992, Mr. Gero was a private investor. From 1984 until January 1989, Mr. Gero was President and Chief Executive Officer of Varo, Inc., a Dallas defense electronics manufacturer, and in 1987 he also became Chairman of Varo. Mr. Gero became a director of Recognition in February 1990. He is also a director of American Medical Electronics, Inc., D F & R, Inc., Drew Industries Inc. and Sierra Technologies, Inc.

     William H. Waltrip, 56, became Chairman of the Board and Chief Executive Officer of Technology Solutions Company, Chicago, IL, a technology consulting practice, in June 1993. Mr. Waltrip was Chairman and Chief Executive Officer of Biggers Brothers, Inc. of Charlotte, NC, a foodservice distribution company, from 1991 to 1993. He also served as Vice Chairman of Unifax, Inc. of Wilkes-Barre, PA, the parent company of Biggers Brothers, since 1991. Mr. Waltrip was a self-employed private management consultant from 1988 to 1991. From 1985 until 1988 he was President and Chief Operating Officer of IU International, Inc., Philadelphia, PA, a diversified services company. He was President and Chief Executive Officer of Purolator,

Inc., Basking Ridge, NJ, a manufacturer of oil filter and closure caps and overnight package delivery service, from 1982 until 1985, and was President and Chief Operating Officer of Pan American World Airlines from 1972 until 1982. Mr. Waltrip became a director of Recognition in February 1990. Mr. Waltrip is also a director of Thomas & Betts Corporation, Bausch & Lomb, Inc., Teachers Insurance and Annuity Association and Technology Solutions Company.

CONTINUING DIRECTORS IN CLASS III -- Term Expires 1995

     Gilbert H. Lamphere, 41, became Co-Chairman and Co-Chief Executive Officer of Noel Group, Inc. of New York, NY, in November 1991. Noel conducts its diversified operations principally through small and medium-sized operating companies in which it holds controlling or other significant equity interests. From 1985 to 1989, Mr. Lamphere was Chairman of the Executive Committee of The Prospect Group, Inc. of New York, NY, a leveraged buyout and venture capital operating company. In November 1989, he was named President of Prospect, and became Chairman and Chief Executive Officer of Prospect in January 1990. Mr. Lamphere became a director and Chairman of the Board of Recognition in February 1990. He is also Chairman of the Board of Illinois Central Corporation, and a director of Belding Hemmingway Company, Children's Discovery Centers of America, Inc., Cleveland-Cliffs, Inc., Global Natural Resources Inc., Illinois Central Railroad Company, Lincoln Snacks Company, The Noel Group, Inc., The Prospect Group, Inc., R. P. Scherer Inc., Simmons Outdoor Corporation and Sylvan Foods Holdings, Inc.

     Thomas A. Loose, 61, is Senior Vice President and General Counsel of Recognition and has been with Recognition for over twenty years. Mr. Loose was named General Counsel to Recognition in 1975. He was elected a Vice President in 1976 and a Senior Vice President in 1982. He was also Secretary to the Board of Directors from 1972 until 1990. Mr. Loose became a director of Recognition in February 1990.

     Robert Vanourek, 51, became President and Chief Executive Officer of Recognition in December 1991. Prior thereto, he served as a Co-Chief Executive Officer of the company since he joined Recognition in October 1989. From 1985 until 1989 he was Group Vice President of the Mailing Systems Division of Pitney Bowes Inc. in Stamford, CT. From 1981 to 1985 he was President of Monarch Marking Systems, Inc., Dayton, OH, a subsidiary of Pitney Bowes. Mr. Vanourek became a director of Recognition in October 1989.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the fiscal year ended October 31, 1993, the Board of Directors of Recognition had an Executive Committee, an Audit Committee, a Compensation Committee and a Committee on Directors.

     The Executive Committee's function is to act for the Board of Directors, to the extent permitted by law, in situations in which Board action is required and it is not practicable to convene a meeting of the full Board. The Executive Committee held one meeting during fiscal year 1993. Current members of the Committee are Gilbert H. Lamphere, Chairman, James F. Gero, A. A. Meitz and Robert Vanourek.

     The Audit Committee's functions include (i) reviewing and approving the scope and general extent of the annual audit, the audit procedures utilized and the basis for determining the compensation to be paid to the independent accountants, (ii) recommending to the Board of Directors the engagement of the independent accountants for the ensuing year, (iii) reviewing and reporting to the Board concerning the results of the annual audit conducted by the independent accountants, (iv) reviewing and reporting to the Board concerning Recognition's policies and procedures relating to internal auditing, accounting and financial controls and (v) inquiring of appropriate personnel of Recognition and of the independent accountants as to any deviations from established codes of conduct and reviewing such codes on a periodic basis. The Committee held three meetings during the fiscal year. The current members of the Audit Committee are A. A. Meitz, Chairman, William C. Hittinger and William H. Waltrip.

     The Compensation Committee's responsibilities are described below under "Report of the Compensation Committee on Executive Compensation." The Committee held five meetings during the fiscal year ended October 31, 1993. Current members of the Compensation Committee are William H. Waltrip, Chairman, James F. Gero, William C. Hittinger, Gilbert H. Lamphere and A. A. Meitz.

     The responsibilities of the Committee on Directors include identifying and recommending to the Board of Directors suitable candidates for positions as Board members, and reviewing and making recommendations regarding the structure, size and composition of the Board and its committees, the compensation of directors and the performance of incumbent directors. The Committee on Directors will consider stockholder suggestions of persons for consideration as candidates for nomination for election as members of the Board if the suggestions are submitted in accordance with Recognition's By-Laws provisions regarding stockholder nominations. The By-Laws require that the nomination satisfy certain conditions. Written notice must be received by the Secretary of Recognition at the principal executive offices not less than 50 days nor more than 75 days prior to the meeting or, if Recognition gives less than 60 days notice of the meeting date, then not later than the 15th day after the notice of the meeting date was given. The notice must include the name, qualifications and biographical data on the stockholder's proposed candidate. A copy of the applicable By-Law is available from the Secretary upon request of any stockholder. The Committee held three meetings during the 1993 fiscal year. Current members of the Committee are James F. Gero, Chairman, William C. Hittinger and William H. Waltrip.

     The Board of Directors of Recognition held seven meetings during the fiscal year. Each incumbent director attended during the fiscal year at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period the director served) and (ii) the total number of meetings held by all committees of the Board on which the director served (during the periods the director served).

                           COMPENSATION OF DIRECTORS
RETAINER

     Recognition has a policy of paying outside directors an annual retainer of $31,500, payable quarterly in arrears, in lieu of all meeting fees and monthly retainers.

RESTRICTED STOCK PLAN

     Recognition has a plan providing for the grant of restricted stock to outside directors as an additional retainer. The plan was adopted by resolution of the Board of Directors on September 24, 1987, as amended by resolutions adopted on November 8, 1990, January 24, 1991, May 30, 1991 and November 1, 1991. Each outside director as of November 1990 originally was granted 2,500 shares of Recognition Common Stock, subject to restrictions. At the time of issuance of the shares, the director received full voting and dividend rights, but the stock was non-transferable and subject to forfeiture. On each anniversary of the date of grant, twenty percent or 500 of those shares become nonforfeitable and transferable. However, if a director ceases for any reason to be an outside director prior to the end of the fifth year after grant of the shares, any shares still subject to forfeiture will revert to Recognition.

     Effective November 1, 1991, an additional 2,500 shares of Recognition Common Stock were granted to each incumbent outside director under the plan. Twenty percent or 500 of those shares immediately vested and are transferable and an additional twenty percent vest on each anniversary of the date of grant for the next four years, so long as the director continues to be an outside director. Outside directors first elected after November 1, 1991, are automatically granted 5,000 shares upon election, which shares vest twenty percent on the date of grant and twenty percent on each anniversary of the date of grant for a period of four years.

     The shares granted under the plan are drawn from the Common Stock held in Recognition's treasury, and the maximum number of shares that may be granted pursuant to the plan is 75,000 shares. All shares granted pursuant to the plan will become nonforfeitable and transferable upon the occurrence of a "change in control" as defined in the plan.

STOCK OPTION PLAN

     The Director Stock Option Plan was adopted by the Board of Directors on December 10, 1992, and approved by the stockholders on March 11, 1993. Under the terms of the plan, each outside director automatically receives a one-time grant of a non-qualified option to purchase 15,000 shares of Common Stock.

The exercise price per share is the closing price of the Common Stock on the date of grant as reported on the New York Stock Exchange Composite Tape.

     Each option granted under the plan becomes exercisable in five cumulative annual installments, each of twenty percent of the number of shares covered, beginning on the date of grant. In the event of a "change of control" as defined in the plan, all previously granted options become fully exercisable.

     A total of 105,000 shares of Recognition's Common Stock (subject to adjustment in certain events) are reserved for issuance under the plan. The plan terminates on December 10, 2002 if not sooner terminated by the Board.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding all executive officers of Recognition as of January 12, 1994:

                                                                         SERVED AS AN
        NAME              AGE           OFFICE/POSITION                  OFFICER SINCE
        ----              ---           ---------------                  -------------
Robert Vanourek           51      President and Chief Executive         October 16, 1989
                                    Officer; Director
James M. Bethmann         39      Vice President; President,            November 8, 1990
                                    International Systems Division
Dennis R. Constantine     52      Vice President; President,           September 30, 1993
                                    Systems Division
Thomas R. Frederick       37      Vice President; President,             April 19, 1990
                                    Software Division
Thomas E. Hoefert         41      Vice President and Controller          January 9, 1990
Larry H. Lattig           46      Vice President and Treasurer           April 30, 1992
Thomas A. Loose           61      Senior Vice President and General       March 1, 1972
                                    Counsel; Director
Carol S. Lyon             45      Vice President, Secretary and         February 16, 1990
                                    Associate General Counsel
Thomas D. Neitze1         50      Vice President; President,              June 1, 1990
                                    Service Division
Robert M. Swartz          41      Senior Vice President and Chief       November 8, 1990
                                    Financial Officer
Fredric E. Zucker         53      Senior Vice President and Chief        March 30, 1992
                                    Technology Officer

     Each officer serves until a successor has been chosen or until the officer's earlier resignation or removal. There is no family relationship among any of the above executive officers or the directors of Recognition. Summaries of the employment histories of Messrs. Vanourek and Loose appear above under the heading "Election of Directors -- Continuing Directors in Class III". Officers Bethmann, Hoefert, Lattig, Lyon and Neitzel have been employed by Recognition and/or its subsidiaries for more than five years. The following is a description of the business experience of the other executives:

     Dennis R. Constantine joined Recognition in March 1992 as Executive Vice President of the Systems Division and in July 1993 he was named President of the Systems Division. In September 1993, Mr. Constantine was also elected a Vice President of Recognition. Mr. Constantine was President of Lundy Financial Systems ("Lundy"), Charlotte, NC, from 1990 until Recognition acquired Lundy's assets in March 1992. Lundy, a Division of TransTechnology Corporation, was a manufacturer of banking and remittance processing equipment. From 1987 to 1990, Mr. Constantine was President of TransTechnology's Federal Laboratories Division, a developer and manufacturer of law enforcement products.

     Thomas R. Frederick joined Recognition in August 1989 as Vice President of sales and marketing of its subsidiary Plexus Software, Inc. He was elected a Vice President of Recognition in April 1990. In January 1992, Mr. Frederick became President of the Software Division, responsible for the development, marketing, sale and support of the company's Plexus(R) software products. His prior responsibilities included strategic development and marketing. Mr. Frederick was employed by Plexus Computers, Inc. when Recognition acquired that company's image processing technology in August 1989. He joined that company in 1986 as Senior Director of Strategic Marketing, and later served as Vice President of Sales and Marketing.

     Robert M. Swartz came to Recognition in October 1990, and in November 1990 was elected Vice President, Chief Financial Officer and Treasurer. He was named a Senior Vice President and Chief Financial Officer in December 1992. In addition, Mr. Swartz has responsibility for the Human Resources function. Prior to joining Recognition, Mr. Swartz was employed by Nashua Corporation of Nashua, NH, a supplier of office supplies and computer products, as Corporate Controller/Chief Accounting Officer from 1985 to 1988 and was General Manager of its Graphic Products Division from 1988 to 1990.

     Fredric E. Zucker joined Recognition in March 1992 as Vice President and President of the Systems Division after serving as a consultant to Recognition in connection with the acquisition of assets of Lundy. In July 1993, he became Recognition's Chief Technology Officer and was elected a Senior Vice President in September 1993. From 1988 through 1991 Mr. Zucker was President and Chief Operating Officer of Adept Technology Inc., a robotics and factory automation company in San Jose, CA. Prior thereto, he was Vice President and General Manager of the Network Systems Division of Convergent Technologies Inc., a computer company in San Jose.

                             EXECUTIVE COMPENSATION

     The following table sets forth cash and certain other compensation paid or accrued by Recognition and its subsidiaries for Recognition's chief executive officer and its four other most highly compensated executive officers (collectively, the "Named Executives") for services in all capacities for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION              AWARDS
                                         -----------------------------------   ------------
                                                                OTHER ANNUAL    SECURITIES     ALL OTHER
            NAME AND                                            COMPENSATION    UNDERLYING    COMPENSATION
       PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)       ($)         OPTIONS(#)        ($)
       ------------------         ----   ---------   --------   ------------   ------------   ------------
Robert Vanourek                   1993   $ 304,838   $194,250       *                 -0-     $ 10,292
  President, Chief Executive      1992   $ 265,000   $210,000       *                 -0-         *
  Officer and Director            1991   $ 250,000   $130,500       *                 -0-         *
Thomas R. Frederick               1993   $ 194,836   $111,000       *             100,000     $  8,528
  Vice President and President,   1992   $ 170,000   $126,000       *                 -0-         *
  Software Division               1991   $ 140,000   $ 99,889       *              50,000         *
Thomas A. Loose                   1993   $ 184,836   $ 88,800       *                 -0-     $ 11,185
  Senior Vice President,          1992   $ 180,000   $105,000       *                 -0-         *
  General Counsel and Director    1991   $ 175,000   $ 65,250       *              12,525         *
Robert M. Swartz                  1993   $ 194,836   $ 99,900       *             100,000     $  8,583
  Senior Vice President           1992   $ 169,167   $ 98,000       *                 -0-         *
  and Chief Financial Officer     1991   $ 146,835   $ 52,200       *             125,000         *
Fredric E. Zucker(1)              1993   $ 194,835   $ 99,900   $ 34,070(2)        50,000     $  8,926
  Senior Vice President,          1992   $ 103,429   $ 61,250       *             100,000         *
  President, Systems Division,    1991         -0-        -0-       *                 -0-         *
  and Chief Technology Officer
                                                                             (footnotes on following page)

- ---------------

 * Other Annual Compensation and All Other Compensation amounts are not required to be reported for fiscal years 1991 and 1992. Perquisites and other personal benefit amounts are not required to be reported in Other Annual Compensation for fiscal year 1993 if not exceeding the lesser of $50,000 or 10% of the executive's annual salary plus bonus.

(1) Mr. Zucker joined Recognition on March 30, 1992.

(2) Represents $21,903 for reimbursement of relocation expenses and $12,167 for reimbursement of taxes on relocation expense reimbursement.

     The following table sets forth information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executives. No stock appreciation rights were granted to the Named Executives during the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                             POTENTIAL
                              -----------------------------------------------------      REALIZABLE VALUE AT
                              NUMBER OF      % OF TOTAL                                  ASSUMED ANNUAL RATES
                              SECURITIES      OPTIONS                                       OF STOCK PRICE
                              UNDERLYING     GRANTED TO     EXERCISE                       APPRECIATION FOR
                               OPTIONS       EMPLOYEES      OR BASE                         OPTION TERM(1)
                               GRANTED       IN FISCAL       PRICE       EXPIRATION     ----------------------
           NAME                 (#)(2)          YEAR         ($/SH)         DATE         5%($)        10%($)
- --------------------------    ----------     ----------     --------     ----------     --------     ---------
Robert Vanourek                     -0-            --            --             --            --            --
Thomas R. Frederick             100,000         14.7%        $13.38        3/10/03      $841,461     $2,132,427
Thomas A. Loose                     -0-            --            --             --            --            --
Robert M. Swartz                100,000         14.7%        $13.38        3/10/03      $841,461     $2,132,427
Fredric E. Zucker                50,000          7.3%        $13.38        3/10/03      $420,731     $1,066,214

- ---------------

(1) These amounts represent assumed rates of appreciation in market value from the date of grant until the end of the option term at the rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, in Recognition's stock price. Recognition did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) All options were granted on March 11, 1993, under Recognition's 1990 Corporate Incentive Plan. Such options become exercisable as follows: (i) with respect to 10% of the total number of shares subject to the option if, after Recognition's annual earnings release for fiscal year 1994, the "Average Price" (as defined below) of Recognition's Common Stock is at least $20.00 per share; (ii) with respect to 20% of the total number of shares subject to the option if, after Recognition's annual earnings release for fiscal year 1995, the Average Price of the Common Stock is at least $25.00 per share; (iii) with respect to 30% of the total number of shares subject to the option if, after Recognition's annual earnings release for fiscal year 1996, the Average Price of the Common Stock is at least $30.00 per share; and (iv) with respect to the remaining 40% of the total number of shares subject to the option on December 5, 1997; provided, however, that any shares which do not become exercisable in any year because the Average Price target for that year was not met shall become exercisable in any subsequent year in which the Average Price target for such subsequent year is met; and provided further that all shares not previously exercisable shall become exercisable on December 5, 1997. The term "Average Price" means the weighted average of the closing prices at which the first 200,000 shares of Recognition's Common Stock are traded, as reported on the New York Stock Exchange Composite Tape, beginning with the first such trade on the trading day immediately following Recognition's annual earnings release. For purposes of clauses (i), (ii) and (iii) above, the date of exercisability will be the date Recognition determines the applicable Average Price target has been met. No stock appreciation rights were granted.

     The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each Named Executive and the aggregate fiscal year-end value of unexercised options held by each Named Executive.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES        VALUE         OPTIONS AT FY-END (#)              AT FY-END ($)(2)
                        ACQUIRED ON     REALIZED    ----------------------------    ----------------------------
        NAME            EXERCISE (#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------   ------------    --------    -----------    -------------    -----------    -------------
Robert Vanourek               -0-            -0-      500,000             -0-        $5,500,000            -0-
Thomas R. Frederick        25,000       $240,500       72,333         127,667        $  768,113      $ 689,037
Thomas A. Loose            25,000       $250,700       99,580          25,420        $  997,105      $ 272,630
Robert M. Swartz           25,000       $270,700       56,667         143,333        $  672,637      $ 877,663
Fredric E. Zucker          30,000       $153,900        3,333         116,667        $   20,831      $ 597,669

- ---------------

(1) Value Realized reflects the market value of the shares exercised on the date of exercise, minus the exercise price.

(2) All unexercised options held by the Named Executives are in-the-money. Value reflects the $17.00 per share market value of the underlying shares on October 31, 1993, minus the exercise price.

DEFINED BENEFIT PLAN

     Recognition has an Executive Benefit Plan under which benefits may be paid to certain executive officers and their designated beneficiaries. The participants in the plan are selected from time to time by the Compensation Committee of the Board of Directors. The plan provides for the payment of benefits upon death, retirement at age 65, or retirement after age 55 but prior to reaching age 65. In case of retirement, a participating executive must have been an employee of Recognition for at least five years. The benefit payment is a monthly amount which is designated for each participant from time to time by the Committee. The monthly benefit amount currently in effect for Mr. Vanourek is $16,500, which approximates 50% of his annual salary plus bonus at the time his participation commenced in 1989. Mr. Loose's monthly benefit is $10,625, which approximates 50% of his annual salary plus bonus in 1992. The monthly benefit for Messrs. Frederick and Swartz is an amount equal to 40% of the sum of
(i) the executive's monthly base salary in effect at the date of retirement, death or other termination of employment plus (ii) one twelfth of his targeted bonus in effect at such date. Mr. Zucker is not a participant in the plan.

     Upon death or retirement at age 65, a participant or the beneficiary receives the designated monthly benefit for 20 years. If a participant satisfies certain restrictions on early retirement, the participant becomes entitled to receive for 20 years a reduced monthly benefit based upon the ratio of the number of years the participant was employed to the number of years the participant would have been employed had the participant remained an employee until age 65. Following any other termination of employment without cause, a participant or the beneficiary becomes entitled to receive, upon attaining the age of 65 or earlier death, a percentage of the monthly benefit based upon the following table:

                                                                            PERCENTAGE
                           YEARS OF PLAN SERVICE CREDIT                     OF BENEFIT
        ------------------------------------------------------------------  ----------
        less than 3 years.................................................       0%
        3 years but less than 5 years.....................................      25%
        5 years but less than 7 years.....................................      50%
        7 years but less than 10 years....................................      75%
        10 years or more..................................................     100%

     Mr. Vanourek has four years of service credit in the plan, while Mr. Loose has more than ten years of credit. Messrs. Frederick and Swartz each have three years of service credit. If each of these executives were to continue as an employee of Recognition until retirement at age 65, assuming no increase in their respective monthly benefit amounts, their estimated annual benefits payable under the plan would be $198,000 to Mr. Vanourek, $127,500 to Mr. Loose, $140,000 to Mr. Frederick and $140,000 to Mr. Swartz.

     The plan also provides for monthly disability payments in an amount designated by the Committee if a participant is disabled for a period in excess of six months. So long as the participant remains disabled, the participant is entitled to receive a designated monthly disability payment until the participant reaches age 65 or earlier death, at which time the participant or beneficiary becomes entitled to receive the benefit payment for the 20-year period. Monthly disability amounts currently in effect are $5,000 for Mr. Vanourek and $3,362 for each of Messrs. Loose, Frederick and Swartz.

     Except after the occurrence of an "Event of Nonforfeitability" (as defined in the plan), the plan may be terminated by the Board of Directors at any time, in its absolute discretion. Any such termination would terminate all rights of the participants except as to participants and beneficiaries of participants who are being paid or have become entitled to benefits under the plan at the time of such termination. In addition, the Committee may, at any time in its absolute discretion, terminate the participation of any executive who is still an employee; provided that the Committee may not terminate such participation after an Event of Nonforfeitability occurs.

     In December 1992, the Board of Directors amended the plan in several respects. The definition of "Event of Nonforfeitability" was changed to include significant changes in stock ownership or Board membership, and certain corporate reorganizations. Upon the occurrence of an Event of Nonforfeitability, each participant's designated benefit becomes 100% vested. If a participant's employment is terminated within 24 months following the occurrence of an Event of Nonforfeitability for any reason other than death, for cause (as defined in the plan), disability or voluntary resignation (as defined in the plan), the participant becomes entitled to receive the present value of the benefit paid in a lump sum. If a participant or a beneficiary suffers a financial hardship and is in need of funds to pay taxes or medical expenses and does not have other resources to meet such needs, the Committee may in its discretion pay in a lump sum up to 50% of the amount of the participant's or beneficiary's benefit to meet such needs.

     Benefits under the plan are payable from the general assets of Recognition and are not subject to any offset amount. Recognition has insured a portion of its liability by purchasing insurance contracts on the participating executives.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The compensation program for executive officers of Recognition is administered by the Compensation Committee of the Board of Directors, which is comprised of at least three directors who are not employees of Recognition. The responsibilities of the Compensation Committee include (i) conducting periodic reviews of all direct and indirect compensation and other benefits for Recognition's executive officers, (ii) establishing annual cash compensation for the executive officers, and (iii) administering various compensation plans for Recognition's executive officers and key employees including the grant of stock options under employee option plans.

COMPENSATION PHILOSOPHY

     Environment. Recognition operates in a dynamic and challenging industry sector. Recognition competes in the computer/information technology/electronics industry as a high technology company. This industry is regarded as one of the most demanding and one in which consistent success is difficult to achieve. Technology and distribution methods are constantly changing. Competition is global both from companies many times Recognition's size and from much smaller and entrepreneurial companies. Executive mobility is high within the industry. In addition, Recognition is emerging from a turnaround situation.

     Expectations. Given this environment, the expectations for performance of Recognition's executive officers are high. Individuals are expected to be outstanding performers in their areas of responsibility and their workload is demanding. Yet a premium is placed on team and corporate performance as well as superior individual performance. Significant contribution is expected from each officer in advancing the cultural transformation and evolution of the company through active use and encouragement of the company's shared beliefs and values.

     Compensation Policies. Recognition's compensation policies for all employees, including its executive officers, are designed to attract and retain highly qualified contributors and to reward excellence while encouraging teamwork and long term commitment to the company. Perquisites are minimal, with no company paid clubs, first class travel, or financial planning services provided for executives. Given minimal perquisites, the high risk, challenging environment, complex mandate and demanding individual/team workload, total compensation for successful executive officers who meet the performance standards should be in the 60th to 90th percentile range of peer companies, including very significant equity incentives to link officer performance to stockholder value and wealth creation.

     At the beginning of each fiscal year, the Compensation Committee reviews benchmark data on total compensation packages of executives at competitive hardware and software companies in the electronics and computer industries and reviews recommendations from the chief executive officer for base salaries and targeted bonuses for executive officers (other than the chief executive officer). The Committee then approves base salaries and targeted bonuses for all executive officers (including the chief executive officer) for the ensuing year, based on such competitive information and recommendations as well as each individual's overall compensation package, evaluation of the individual's past and expected future performance and the level of the individual's responsibility. Executives with higher levels of responsibility generally have a greater percentage of cash compensation tied to company performance.

     For fiscal year 1993, the total cash compensation (base salary plus targeted bonus) for executive officers as a group was targeted to be at the 60th percentile of the comparison industry group. Targeted bonus for fiscal year 1993 was 37% of total cash compensation for the chief executive officer and ranged from 31% to 34% of the total cash compensation package for the other four Named Executives.

     Bonuses are earned based on the level of achievement of performance goals established for each fiscal year by the Committee. For fiscal year 1993 and the two preceding fiscal years, 25% of the bonus was allocated to achievement of each of the objective performance goals established by the Committee for (i) net income, (ii) orders, (iii) cash balance and (iv) new product milestones. Orders and new product milestones are viewed as good long-term indicators, while net income and cash balances are good short-term indicators. In order to encourage teamwork, the same performance goals are applicable to all executive officers.

     For each of the net income, orders and cash balance goals, bonus payouts can range from a minimum of 50% to a maximum of 150% of the allocated portion of the targeted bonus if performance is lesser or greater than the established goal. No bonus is earned for a goal if achievement is below a threshold amount. The remaining 25% of the targeted bonus is allocated among a number of new product milestones. The total bonus payout for fiscal year 1993 was 111% of targeted bonus for each executive officer, including the chief executive officer.

     Retention of its executive officers is one of the highest priorities of Recognition's compensation philosophy and is addressed through a variety of methods: stock options which vest over a period of years, stock options which vest upon achievement of performance goals and Recognition's Executive Benefit Plan. Stock options constitute a significant portion of compensation for executive officers, including the chief executive officer, as is the custom in the industry. The Compensation Committee believes that use of stock options more closely aligns the officers' interests with those of Recognition's stockholders. Virtually all stock options are granted at the prevailing market price on the date of grant and vest in equal amounts over a period of years. Levels of grants for executive officers range from nominal amounts to multiples of their annual target compensation levels, depending on the circumstances. Grants of stock options generally are based upon the level of the executive's position with Recognition, the amount of options previously granted or currently held by the executive and by other Recognition executives at similar levels of responsibility, and an evaluation of the executive's ability to contribute to the success of the company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     A base salary of $304,838 and targeted bonus of $175,000 were established by the Compensation Committee for Mr. Vanourek for fiscal year 1993. This was based on the survey of competitive compensation data described above, the change in Mr. Vanourek's position from Co-Chief Executive Officer to Chief Executive Officer, Mr. Vanourek's overall compensation package and the Compensation Committee's assessment of his past performance and its expectations as to his future contributions in leading Recognition. Individual performance criteria evaluated by the Committee included managerial effectiveness, leadership and executive development. The 1993 compensation represents a 13% increase in base salary and a 17% increase in targeted bonus over fiscal year 1992. The actual bonus paid to Mr. Vanourek for fiscal year 1993 was $194,250 (111% of his targeted bonus) based on Recognition's achievement of an overall average of 111% of the 1993 performance goals described above. The Compensation Committee believes that Mr. Vanourek's base compensation and targeted bonus are still well below competitive market rates considering the magnitude of his responsibilities and the levels of performance achieved by Recognition.

                                            COMPENSATION COMMITTEE

                                            WILLIAM H. WALTRIP, Chairman
                                            JAMES F. GERO
                                            WILLIAM C. HITTINGER
                                            GILBERT H. LAMPHERE
                                            A. A. MEITZ

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on Recognition's Common Stock during the five years ended October 31, 1993, to the total return on the Standard & Poor's 500 Stock Index and the Standard and Poor's High Technology Composite Index, assuming an investment of $100 in each of the above at their closing prices on October 31, 1988, and assuming reinvestment of all dividends, if any. The performance shown in the graph is not necessarily indicative of future performance.

                                           1988         1989        1990         1991          1992         1993
                                           ----         ----        ----         ----          ----         ----
Recognition International Inc.             $100          $84         $63          $94          $161         $216
S&P 500 Stock Index                        $100         $126        $117         $156          $172         $197
S&P High Tech Composite Index              $100         $102         $90         $113          $114         $142


                       AGREEMENTS WITH EXECUTIVE OFFICERS

     Mr. Vanourek has an employment agreement in which Recognition agreed to employ him for an unspecified term and agreed to use its best efforts to cause him to be nominated and elected to the Board of Directors during the term of employment. Mr. Vanourek is entitled to receive a minimum annual base salary and to participate in Recognition's Executive Bonus Plan with a minimum annual targeted bonus, subject to annual review. Under the terms of the agreement, Recognition has the right to terminate Mr. Vanourek's employment at any time, with or without cause. However, if employment is terminated by Recognition for any reason other than cause or disability, or is terminated by Mr. Vanourek because of a material change in his duties, because of a material breach of the employment agreement by Recognition or because he has ceased to be a director of the company, Recognition must pay Mr. Vanourek a lump sum severance payment of $400,000 or, if greater, the amount of Recognition's usual severance payment under existing policies, plus all accrued and unpaid salary and bonuses. If Mr. Vanourek is required to pay an excise tax on any "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), Recognition must reimburse a portion of the excise taxes in certain circumstances.

     Mr. Loose has an employment agreement in which Recognition agreed to employ him in an executive capacity for an unspecified term. The agreement provides that Mr. Loose is entitled to receive a minimum annual base salary and to participate in the Executive Bonus Plan with a minimum annual targeted bonus, subject to annual review. Recognition has the right to terminate his employment at any time, with or without cause. However, if employment is terminated by Recognition for any reason other than cause or disability, or is terminated by Mr. Loose in certain circumstances, then Recognition must pay Mr. Loose a lump sum severance payment equal to his annual base salary in effect at the time plus his targeted bonus for the year under the Executive Bonus Plan. Mr. Loose's current annual base salary is $190,000 and his current targeted bonus is $85,000. Mr. Loose must elect whether to receive benefits under this employment agreement or his executive continuation agreement described below if both are applicable in any circumstance.

     Mr. Loose also has an executive continuation agreement which provides that, in the event of termination of his employment with Recognition prior to age 65 (other than for cause, disability, death or voluntary resignation) within 36 months after a "change in control" of Recognition (as defined in the agreement), he will receive a termination payment of (i) 125% of the product of his monthly salary rate in effect immediately prior to the change in control multiplied by the number of months between the date of termination of employment and the end of the fifth year after such change in control and (ii) his targeted cash bonus for the fiscal year during which the change in control occurs or, if no bonus has been targeted for him for such fiscal year, the cash bonus, if any, earned by him in the last full fiscal year preceding the change in control. The agreement contains a provision which limits the aggregate termination payment which may be made to the maximum amount deductible by Recognition pursuant to
Section 280G of the Code which is approximately three times the individual's average annual compensation for the preceding five calendar years. The agreement also provides for immediate exercisability of all Mr. Loose's stock options upon the occurrence of a change in control and permits exercise of all his non-incentive stock options during a period of seven months after a termination of employment which occurs within 36 months after a change in control. The agreement terminates automatically when Mr. Loose reaches age 65 or five years after a change in control, and may only be terminated by Recognition by termination of his employment prior to the occurrence of a change in control.

     Mr. Swartz has an employment agreement in which Recognition agreed to employ him in an executive capacity for an unspecified term at a minimum annual base salary and a minimum annual targeted bonus under the Executive Bonus Plan, subject to annual review. Recognition has the right to terminate his employment at any time, with or without cause. However, if employment is terminated by Recognition without cause, Recognition must pay Mr. Swartz his then current base salary for the ensuing year. Mr. Swartz's current annual base salary is $225,000.

     Mr. Zucker has an employment agreement in which Recognition agreed to employ him in an executive capacity until July 31, 1995, at an annual base salary of $203,600. Recognition has the right to terminate his employment at any time, with or without cause. However, if employment is terminated by Recognition without cause, or if Mr. Zucker terminates his employment, Recognition must pay Mr. Zucker his current base salary for the balance of the term plus certain relocation expenses.

     Recognition has entered into agreements with Messrs. Vanourek, Frederick, Loose and Swartz and certain other executive officers which provide for the reduction of the amount of payments and/or benefits otherwise due to each executive upon termination of employment after a change in control if, under
Section 4999 of the Code, such reduction would result in a greater amount of payments and/or benefits to the executive, on an after tax basis, than would have been received without the reduction.

                                 PROPOSAL NO. 2

                   TO AMEND THE 1990 CORPORATE INCENTIVE PLAN

     The 1990 Corporate Incentive Plan (the "Plan") provides for the granting of incentive stock options, as defined in Section 422 of the Code, non-incentive stock options, stock appreciation rights ("SARs") and performance awards to key employees of Recognition and its subsidiaries, including key employees who are also executive officers and directors, who possess a capacity for contributing in substantial measure to the successful performance of Recognition. The Plan was approved by Recognition's stockholders at the annual meeting held on March 14, 1991, and, unless sooner terminated by Recognition's Board of Directors, will expire by its terms on November 30, 2000. A total of 995,000 shares of Recognition's Common Stock have been reserved for issuance under the Plan. On January 12, 1994, a total of 954,284 shares were subject to options outstanding under the Plan, 34,882 shares had been issued pursuant to exercise of options granted under the Plan, no SARs or performance awards had been granted, and there were approximately 5,834 shares remaining available for the grant of options, SARs and performance awards.

     The Board of Directors proposes to amend the Plan to increase the number of shares available for grant of options, SARs and performance awards and to add to the Plan a limitation on the number of shares with respect to which stock options and/or SARs may be granted to any individual in any year.

DESCRIPTION OF PLAN

     The Plan is administered by the Compensation Committee of the Board of Directors which is composed entirely of directors who are not employees of Recognition. The Committee selects all employees who participate in the Plan and makes all grants under the Plan, determines the terms and provisions of such grants and the respective individual agreements between Recognition and each participant (which need not be identical), construes and interprets the Plan and such agreements, makes rules and regulations in connection with the administration and operation of the Plan and makes all other determinations necessary or desirable in administering the Plan. The Committee, in its discretion, at the time of grant may impose restrictions and risks of forfeiture upon shares issued under the Plan.

     The exercise price of non-incentive stock options under the Plan may not be less than 50% of the fair market value of the shares optioned on the date of grant. So long as required by the Code, the exercise price of incentive stock options under the Plan may not be less than 100% of such fair market value (110% if the optionee owns more than 10% of the combined voting power of all classes of Recognition's stock). The exercise price applicable to each option is stated in the individual option agreement. Virtually all options currently outstanding under the Plan have an exercise price of 100% of the fair market value of the optioned shares on the date of grant. The last reported sale price of Recognition's Common Stock on the New York Stock Exchange on January 14, 1994, was $14 per share.

     Options granted under the Plan must be for a term not exceeding ten years and become exercisable at such times and in such amounts as determined at the time of grant by the Compensation Committee. The Compensation Committee may, after the time of grant, accelerate the exercisability of options previously granted. All options currently outstanding under the Plan are for a term of ten years. If any options, SARs or performance awards granted under the Plan expire, terminate or are canceled or forfeited without having been exercised or paid in full, the undelivered shares covered thereby will again become available for delivery under the Plan.

     Shares purchased upon exercise of an option must be purchased by delivering to Recognition at the time of exercise (i) cash in the amount of the exercise price for all shares purchased or (ii) to the extent permitted by the Committee, shares of Common Stock (and cash in lieu of fractional shares) having a fair market value equal to the exercise price for all shares purchased or a combination of cash and shares equal in value to the exercise price for all shares purchased.

     Two types of SARs may be granted under the Plan with respect to all or some of the shares covered by an employee stock option, whether or not the option was granted under the Plan: "additional rights" and "alternative rights." An additional right provides for the payment to an optionee, on exercise of an option, of an amount in cash equal to a specified percentage (from 10% to 100%) of the difference between the option price and the market price of the shares with respect to which the option is being exercised. An alternative right allows an optionee, in lieu of exercising an option, to elect to receive cash or Common Stock (or a combination thereof) equal in value to the difference between the option price and the market price of the shares as to which the alternative right is being exercised. Both an additional right and an alternative right may be granted with respect to the same option, but their exercise is mutually exclusive. The exercise of an alternative right proportionately reduces the number of shares covered by the related option and any additional right with respect to such option, and the exercise of an option (whether or not any additional rights have been granted with respect thereto) proportionately reduces the number of shares covered by any related alternative right.

     Performance awards may be granted under the Plan in (i) shares of Common Stock subject to restrictions, (ii) shares of Common Stock not subject to restrictions, (iii) cash or (iv) any combination of the foregoing. The Committee may determine the total amount of performance awards to be granted and whether performance awards shall be paid immediately at the time of grant or deferred and paid over a period of time designated by the Committee. The aggregate amount of performance awards may not exceed 5% of the consolidated net income of Recognition for all preceding fiscal years commencing with fiscal year 1991, computed before provision for income taxes and before any charge or credit to income by reason of the Plan.

     The Plan may be amended, suspended or terminated at any time by the Board of Directors of Recognition, which may delegate its authority to the Committee.

     There is no restriction under the Plan on the maximum or minimum number of shares of Common Stock which may be covered by options, SARs or performance awards granted to any person, and additional options, SARs or performance awards may be granted to persons to whom options, SARs or performance awards have heretofore been granted. However, with respect to incentive stock options granted after December 31, 1986, the aggregate fair market value (determined as of the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any person during any calendar year (under all such plans of Recognition and its subsidiaries) may not exceed $100,000.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of options under the Plan will not result in taxable income to the employee at the time of the grant, and Recognition will not be entitled to a deduction at that time. Upon exercise of a non-incentive stock option, an optionee generally will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the date of exercise over the exercise price for those shares, and Recognition will be entitled to a corresponding deduction.

     The exercise of an incentive stock option generally will not result in taxable income to the optionee, nor will Recognition be entitled to a deduction at that time, if the shares acquired in such exercise are held for (i) two years from the date of grant of such option and (ii) one year from the date of its exercise. Generally, if the optionee does not dispose of the stock during the applicable holding period, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as capital gain, and Recognition will not be entitled to any deduction for federal income tax purposes. If the shares are disposed of before the holding period requirements are met, the optionee will generally realize taxable ordinary income, and a corresponding deduction will be allowed to Recognition, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.

     The amount of cash or fair market value of shares received upon exercise of SARs or in payment of performance awards will be taxable to the employee as ordinary income, and Recognition will be entitled to a corresponding deduction.

     At the discretion of the Committee, shares issued under the Plan may be non-transferable and subject to a substantial risk of forfeiture. Shares acquired by individuals who are subject to Section 16(b) of the Securities Exchange Act of 1934 are subject to a substantial risk of forfeiture and not transferable free of such risk so long as a sale of such shares could subject the individual to legal consequences under Section 16(b). If the shares received upon exercise of a stock option are subject to a substantial risk of forfeiture and cannot be transferred free of such risk, taxation with respect to the shares will be deferred until the first taxable year when the shares are no longer subject to a substantial risk of forfeiture or, if earlier, the first taxable year when the shares become transferable free of such risk. The measure of the income realized at that time, and Recognition's corresponding deduction, is the then value of the shares (in the case of options, in excess of the option price). However, the recipient of non-transferable shares subject to such a risk may, if desired, elect to disregard the risk of forfeiture and include the shares as income at the time of receipt at their then value.

     All taxable income recognized by an employee under the Plan is subject to applicable tax withholding. Special tax rules and elections apply under certain circumstances which may affect the timing and the measurement of income recognized in connection with stock options and which may affect the calculation of an employee's alternative minimum tax.

PROPOSED AMENDMENT

     Recognition's Board of Directors and the Executive Committee of the Board have adopted resolutions which, subject to the approval by the stockholders at the Annual Meeting, amend the Plan (i) to increase by 745,000 the number of shares of Recognition Common Stock reserved for issuance thereunder and (ii) to limit to 500,000 the number of shares of Common Stock with respect to which stock options and/or SARs may be granted in any fiscal year to Recognition's chief executive officer and to limit to 250,000 the number of shares of Common Stock with respect to which stock options and/or SARs may be granted in any fiscal year to any other person.

     In the opinion of management, the ability to make stock available to key employees under the Plan is essential to attracting, retaining and motivating such employees and provides an expedient and desirable method of meeting increasingly vigorous competition for competent personnel. Stock options, in particular, and, to the extent issuable in shares, SARs and performance awards, enable Recognition to offer an incentive, a proprietary interest in Recognition and meaningful compensation without an outlay of cash.

     There is currently no restriction under the Plan on the maximum number of shares of Common Stock with respect to which options or SARs may be granted to any person. The proposed amendment to add such a limit is intended to preserve Recognition's ability to deduct, for U.S. income tax purposes, compensation recognized by optionees upon exercise of non-incentive options, disqualifying dispositions of incentive stock options and exercise of SARs. Section 162(m) of the Code, adopted in August 1993 and effective for Recognition's fiscal year beginning November 1, 1994, provides a $1 million limit on deductible compensation paid to certain executives. Compensation from SARs and from stock options granted with an exercise price no less than fair market value is not subject to the $1 million limit on deductibility if the Plan meets certain requirements, including the requirement that the Plan state the maximum number of options or SARs that may be granted to any one employee and that the specific terms of the Plan have been approved by the stockholders.

     The amendment will result in no other change to the Plan, nor will it result in any change, alteration or extension of any options presently outstanding under the Plan. The amendment will become effective upon approval by Recognition's stockholders, but will not necessarily result immediately in the grant of additional options or the grant of SARs or performance awards. The Compensation Committee has under consideration the grant to Mr. Vanourek of stock options covering a substantial number of shares. However, the Committee has made no determination as to the number, terms or timing of the grant, if any, of options, SARs or performance awards to Mr. Vanourek or any other person.

     Stockholder approval of the proposed amendment is not required by the corporate laws governing Recognition. However, stockholder approval of an increase in the number of shares available under the Plan is required by the terms of the Plan and by the rules of the New York Stock Exchange, Inc. as a condition for listing the additional shares which may be issued on the exercise of options or SARs or the payment of awards. Stockholder approval is also required in order for options to be qualified for treatment as incentive stock options under the Code and is currently one of the conditions of obtaining the exemptions provided by Rule 16b-3 of the Securities and Exchange Commission from the operation of the "short swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 with respect to options, SARs and awards granted under the Plan to directors and executive officers of Recognition. In addition, stockholder approval of the amendment is required by proposed regulations issued by the Treasury Department under Section 162(m) of the Code in order to preserve Recognition's ability to deduct, for U.S. income tax purposes, compensation recognized by optionees from stock options and SARs granted under the Plan after the amendment is effective.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL NO. 2 TO AMEND THE 1990 CORPORATE INCENTIVE PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF RECOGNITION COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS VOTED ON PROPOSAL NO. 2, IS NECESSARY FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1990 CORPORATE INCENTIVE PLAN. ABSTENTIONS WITH RESPECT TO PROPOSAL NO. 2 BY SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING WILL HAVE THE EFFECT OF BEING SUBSTANTIALLY EQUIVALENT TO VOTES AGAINST THE PROPOSAL BECAUSE A MINIMUM NUMBER OF FAVORABLE VOTES, BASED UPON THE NUMBER OF

SHARES HELD BY PERSONS PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING, IS REQUIRED FOR APPROVAL AND SUCH SHARES WILL BE CONSIDERED AS ENTITLED TO VOTE ON THE PROPOSAL. BROKER NON-VOTES (WHEN A BROKER HOLDING SHARES FOR CLIENTS IN STREET NAME IS NOT PERMITTED TO VOTE ON CERTAIN MATTERS WITHOUT THE CLIENTS' INSTRUCTIONS) WILL NOT AFFECT THE OUTCOME OF THE VOTE ON PROPOSAL NO.
2. SUCH SHARES ARE NOT CONSIDERED TO BE "ENTITLED TO VOTE" ON THAT MATTER AND THEREFORE ARE NOT COUNTED IN DETERMINING THE NUMBER OF VOTES ELIGIBLE TO BE CAST ON THE PROPOSAL.

                                 OTHER MATTERS
STOCKHOLDER PROPOSALS

     The By-Laws of Recognition require stockholders who wish to make proposals or nominate directors at an annual meeting to give written notice to the Secretary of Recognition at the principal executive offices not less than 50 days nor more than 75 days prior to the meeting or, if Recognition gives less than 60 days notice of the date of the meeting, then not later than the 15th day after the notice of the date of the meeting was given. Accordingly, in order to be considered at the Annual Meeting, stockholder proposals or nominations for directors must be received by February 8, 1994.

     In order for stockholder proposals to be included in Recognition's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 1995, such proposals must be received by Recognition by September 26, 1994. Any such proposal must also comply with the requirements of the SEC's proxy solicitation rules.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4, and amendments thereto furnished to Recognition during the fiscal year ended October 31, 1993, and Forms 5 and amendments thereto furnished to Recognition with respect to such fiscal year and written representations that no Forms 5 were required, Recognition believes that all reports required by Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, executive officers and greater than ten percent stockholders were timely filed in such fiscal year and prior fiscal years except that executive officer Thomas D. Neitzel filed a Form 4 on November 10, 1993, which contained a clerical error in the number of stock options exercised by him the previous month. Mr. Neitzel filed an amended Form 4 on November 19, 1993, which corrected the error.

MANNER OF SOLICITATION

     All costs relating to this proxy statement, the form of proxy and the Annual Meeting will be borne by Recognition. Recognition will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons and will reimburse the reasonable forwarding expense incurred by such record owners. Solicitations of proxies may be made in person or by mail, telephone, telegram, facsimile or otherwise by directors, officers and regular employees of Recognition who will receive no additional compensation for such service. To assist in the solicitation of proxies, Recognition has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, at an estimated fee of $5,000 plus reimbursement of expenses and disbursements.

INDEPENDENT ACCOUNTANTS

     Recognition has selected Price Waterhouse as the independent accountants to audit Recognition's financial statements for the fiscal year ending October 31, 1994. Price Waterhouse has continuously served as the independent accountants of Recognition since its organization. Recognition has been advised that representatives of Price Waterhouse will be present at the Annual Meeting and available during the Annual Meeting to respond to appropriate questions. Such representatives will have an opportunity to make a statement at the Annual Meeting if they desire to do so.

MISCELLANEOUS

     Management knows of no matters to be presented for consideration at the meeting other than the matters referred to in Proposal Nos. 1 and 2. If, however, other matters properly come before the meeting or any adjournment(s) thereof, it is intended that the persons acting under the enclosed proxy will vote such proxy in accordance with their judgment on any such matters. The persons acting under the enclosed proxy may, if it is deemed advisable, vote such proxy to adjourn the meeting from time to time.

                                             By Order of the Board of Directors

                                                       CAROL S. LYON,
                                                Vice President and Secretary

Dallas, Texas
January 24, 1994

                         RECOGNITION INTERNATIONAL INC.
                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 3, 1994
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert Vanourek and Thomas A. Loose, and each of them, as Proxies, each with the power to appoint his substitute and to revoke such appointment, and hereby authorizes each of them, for and in the name, place and stead of the undersigned, to represent and to vote (acting by majority or, if only one be present, then by that one alone) all the shares of Common Stock of Recognition International Inc. held of record by the undersigned on January 12, 1994 at the annual meeting of stockholders to be held March 3, 1994, or any adjournment(s) thereof, and especially to vote as designated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all of the nominees listed in Proposal No. 1 and for Proposal No. 2. Shares authorized hereby to be voted in the election of directors may, in the discretion of the Proxies, be voted cumulatively.

                                                                SEE REVERSE SIDE

/X/  Please mark votes as in this example.

1. ELECTION OF DIRECTORS:

Nominees: LUCIE J. FJELDSTAD, WILLIAM C. HITTINGER and A. A. MEITZ

                      FOR  / /               WITHHELD  / /
/ /___________________
For all nominees except as noted above

2. PROPOSAL TO AMEND THE 1990 CORPORATE INCENTIVE PLAN.

         FOR  / /               AGAINST  / /               ABSTAIN  / /

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.


Signature:               Date            Signature:           Date

                                                                APPENDIX

                         1990 CORPORATE INCENTIVE PLAN
                     As Proposed to Be Amended and Restated
                            Effective March  3, 1994

         The purposes of this 1990 Corporate Incentive Plan (the "Plan") are to provide an incentive for key employees of Recognition Equipment Incorporated (the "Company") and its subsidiaries to remain in the employ of the Company and/or its subsidiaries and to improve their performance of duties for the Company and/or its subsidiaries, to provide an opportunity for such employees to acquire a, or enlarge their, proprietary interest in the Company so that they will devote their best efforts to the benefit of the Company and to provide a method of rewarding key employees of the Company and its subsidiaries for superior performance.

                                  DEFINITIONS

         As used in the Plan, the following terms shall, unless the context otherwise requires, have the respective meanings set forth below:

         (a) "Additional Right" shall mean a stock appreciation right granted by the Committee pursuant to the Plan entitling the holder upon the exercise of the Related Option to receive the cash amount described in Section 3.2 of the Plan in addition to the shares of Common Stock issuable upon exercise of his Related Option.

         (b) "Alternative Right" shall mean a stock appreciation right granted by the Committee pursuant to the Plan entitling the holder upon exercise thereof (and the concurrent termination of the corresponding portion of the Related Option) to receive the cash amount and/or shares of Common Stock described in Section 3.3 of the Plan in lieu of the shares of Common Stock that would have been deliverable had he exercised the corresponding portion of such Related Option.

         (c) "Award Income" shall mean for any Performance Year the consolidated net income of the Company and subsidiaries for such Performance Year as shown on the consolidated statement of operations set forth in the Annual Report to Shareholders of the Company for such Performance Year, adjusted by (i) adding thereto the provision for income taxes, (ii) adding thereto the amount of any charge to income by reason of the Plan and (iii) deducting therefrom the amount of any credit to income by reason of the Plan. The Award Income for any Performance Year for which the consolidated statement of operations shows a net loss shall be deemed to be zero.

         (d) "Award Reserve" shall mean at any time the total amount expressed in U.S. dollars that is available at the time for the grant of Performance Awards.

         (e) "Common Stock" shall mean the Common Stock, par value $.25 per share, of the Company or the other kind(s) of securities which shall be substituted for Common Stock or to which Common Stock shall be adjusted in accordance with Section 5.6 of the Plan. "Shares" shall mean shares of Common Stock or shares or units of such other kinds of securities.

         (f) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company which shall consist of three or more members of the Board of Directors, each of whom shall be selected by and serve at the pleasure of the Board of Directors and shall be a disinterested person (as that term is defined in Rule 16b-3, or any similar or superseding regulation or regulations, in effect from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, or any similar or superseding statute or statutes, in effect from time to time (the "1934 Act")).

         (g) "Fair Market Value" on any date shall mean (i) the closing sale price per share of Common Stock on the principal securities exchange on which it is listed on such date, or if there be no sales reported on such date, on the preceding business day on which a sale is reported or (ii) if the Common Stock is not then listed on any securities exchange, the amount reasonably determined by the Committee to be the Fair Market Value per share of Common Stock on such date.

         (h) "Option" shall mean an employee stock option granted by the Committee pursuant to the Plan. An "Incentive Stock Option" shall mean an Option which meets the requirements of Section 422A of the Internal Revenue Code of 1986, as amended, or any similar or superseding statute or statutes, in effect from time to time (the "Code").

         (i) "Parent" shall mean any corporation that owns, directly or indirectly, stock possessing more than 50% of the voting power of all classes of stock of the Company.

         (j) "Performance Award" shall mean a performance award granted by the Committee pursuant to the Plan entitling the recipient to receive the cash and/or shares of Common Stock described in Section 4.1 of the Plan.

         (k) "Performance Year" shall mean the fiscal year of the Company ending on October 31, 1991 and each subsequent fiscal year that ends during the term of the Plan.

         (l) "Related Option" shall mean any option to purchase Common Stock, heretofore or hereafter granted by the Company to any employee of the Company and/or any Subsidiary under the Plan or otherwise, with respect to all or any portion of the shares of Common Stock covered by such option, an Additional Right or an Alternative Right, or both, has been granted.

         (m)     "Rights" shall mean both Additional Rights and Alternative
         Rights.

         (n) "Securities" shall mean shares of Common Stock of the Company acquired upon exercise or payment of Options or Rights or Performance Awards and any securities issued in respect of such shares.

         (o) "Spread" shall mean (i) with respect to the exercise of any Alternative Right an amount equal to the product computed by multiplying (A) the excess of (X) the Fair Market Value per share of Common Stock on the date the Right is exercised over (Y) the option price per share of Common Stock at which the Related Option is exercisable, by (B) the number of shares of Common Stock (covered by the Related Option) with respect to which such Right is being exercised, and (ii) with respect to the exercise of any Related Option an amount equal to the product computed by multiplying (A) the excess of (X) the Fair Market Value per share of Common Stock on the date the Related Option is exercised over (Y) the option price per share at which such Related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Related Option is being exercised.

         (p) "Subsidiary" shall mean any corporation, if stock possessing more than 50% of the voting power of all classes of stock of such corporation is owned, directly or indirectly, by the Company.


                                       I
                                 ADMINISTRATION

         Section 1.1 ADMINISTRATION. The Plan shall be administered by the Committee. The Committee from time to time may prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of the Plan, as, in its opinion, may be advisable in the administration of the Plan and shall determine the provisions, which shall be consistent with the terms of the Plan but need not be identical, of the respective agreements required by Section 1.6 of the Plan, including, without limitation, provisions
(a) specifying the term, and period or periods and extent of exercisability, of Options and Rights, (b) by imposing, and specifying the nature and extent of, restrictions, if any, upon disposition of any Securities, (c) specifying the circumstances, if any, under which all or part of any Securities may be required to be forfeited and surrendered to the Company (and the consideration, if any, to be paid by the Company for any such Securities forfeited and surrendered) and (d) specifying the extent and times of lapse of any such restrictions or risks of forfeiture. The Committee shall have the authority, in its discretion, to construe and interpret the Plan and such respective agreements and to make all other determinations necessary or advisable for administering the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's By-Laws or resolutions duly adopted by the Board of Directors. All actions taken and decisions or determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Committee shall be liable for any action, decision or determination taken or made in good faith with respect to the Plan or any Option, Right or Performance Award granted under it.

         Section 1.2 ELIGIBILITY. The employees of the Company and its Subsidiaries (including officers and directors thereof if they are such employees) who, in the opinion of the Committee, possess a capacity for contributing, or have contributed, in substantial measure to the successful performance of the Company shall be eligible to be granted Options, Rights and Performance Awards. From such eligible employees, the Committee shall, from time to time, choose those, if any, to whom Options, Rights and/or Performance Awards shall be granted. More than one Option, Right and/or Performance Award may be granted to the same person. The adoption of the Plan shall not be deemed to give any person a right to be granted any Option, Right or Performance Award.

         Section 1.3 SHARES AVAILABLE. The Board of Directors shall reserve for the purposes of the Plan, out of the authorized but unissued shares of Common Stock or out of shares of Common Stock held in the Company's Treasury, or partly out of each, as shall be determined by the Board of Directors, a total of 1,740,000 shares of such Common Stock. Any shares delivered upon exercise of Options or Alternative Rights or in payment of Additional Rights or Performance Awards granted under the Plan shall reduce by the number of shares so delivered the number of shares available for granting of Options, Rights and/or Performance Awards under the Plan; provided, however, that shares delivered upon exercise of an Alternative Right relating to an option not granted under the Plan shall be deemed to have been delivered from the shares reserved for delivery upon exercise of such option and shall not reduce the number of shares available under the Plan. If an Option granted under the Plan to any employee expires or is cancelled or terminated unexercised as to any shares covered thereby, or if a Performance Award granted to any employee and payable in shares is forfeited as to any undelivered shares included therein or if any Securities are forfeited and surrendered to the Company, such shares or Securities shall be available for granting of Options, Rights and/or Performance Awards under the Plan. Upon the exercise of an Alternative Right relating to an Option granted under the Plan, there shall be restored to the shares available for granting of Options, Rights and/or Performance Awards under the Plan a number of shares equal to the excess of (i) the number of shares as to which the Related Option terminates as the result of such exercise over (ii) the number of shares delivered to the optionee upon such exercise.

         Section 1.4 LIMITATION. Subject to adjustment in accordance with Sections 5.6 and 5.7 of the Plan, notwithstanding anything to the contrary elsewhere in this Plan, the number of shares of Common Stock with respect to which Options and/or Rights may be granted to any person in any fiscal year of the Company shall not exceed an aggregate of 500,000 shares in the case of the Company's chief executive officer and shall not exceed an aggregate of 250,000 shares in the case of any other person. If Options or Rights granted under the Plan are cancelled or amended, then the application of the foregoing limitations shall be determined in accordance with regulations issued by the Treasury Department under Section 162(m) of the Code.

         Section 1.5 AUTHORITY OF THE COMMITTEE TO GRANT OPTIONS, RIGHTS AND PERFORMANCE AWARDS. Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Options, Rights and Performance Awards shall be granted, to grant Options, Rights and Performance Awards, to determine the number of shares to be covered by any Option and to establish limits upon the maximum number of shares (which may be stated as a maximum percentage of a total Right or a maximum dollar amount of a total Performance Award) to be issued or delivered upon exercise or payment of each Right or Performance Award. The Committee shall have the authority to grant Incentive Stock Options under the Plan. Options shall be clearly identified as Incentive Stock Options or non-Incentive Stock Options at the time of grant.

         Section 1.6 AGREEMENTS. The specific terms of each Option, Right and Performance Award granted by the Committee pursuant to the Plan shall be determined by the Committee, consistent with the terms of the Plan, and shall be set forth and confirmed in an agreement which shall be in such form and contain such provisions as shall be determined from time to time by the Committee and which shall be executed pursuant to and with reference to the Plan by the Company and the person to whom such Option, Right or Performance Award is granted. Any such agreement may contain any provisions, consistent with the terms of the Plan, as may be deemed necessary or appropriate and approved by the Committee and may be amended from time to time by written instrument executed by the Company and the person holding such Option, Right or Performance Award to reflect any change in the provisions thereof made in accordance with the Plan. The agreements relating to Options, Rights and/or Performance Awards granted to the same person may be included in a single instrument or in separate instruments as determined from time to time by the Committee. With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable to qualify such Option as an "incentive stock option" within the meaning of
Section 422A of the Code. With respect to any Option, Right or Performance Award, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable to comply with Section 16(a) or 16(b) of the 1934 Act and the rules and regulations thereunder, in effect from time to time.

         Section 1.7 NOTICE OF EXERCISE. Each exercise of an Option or Right must be evidenced by written notice of exercise to the Company in form satisfactory to the Committee.


                                       II
                                 STOCK OPTIONS

         Section 2.1 OPTION TERMS. The Committee shall establish the option price per share at the time any Option is granted, and such option price per share shall not be less than the greater of (a) 50% of the Fair Market Value per share of the shares subject to such Option on the day such Option is granted or (b) the per share par value of such shares; provided, however, that, so long as required by the Code, the option price per share for an Incentive Stock Option shall not be less than 100% (or 110% if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary) of the Fair Market Value per share of the shares subject to such Option on the day such Option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 5.6 of the Plan. Options may be granted under the Plan for terms of not more than ten years from the date of grant thereof.

         Section 2.2 CONTINUATION OF EMPLOYMENT. Each Option by its terms shall require the employee granted such Option to remain in the continuous employ of the Company and/or a Subsidiary for such period or periods as the Committee shall determine at the time of grant, from the date of grant of his Option before the right to exercise any part of the Option will accrue, provided that the Committee at any time, or from time to time, after the time of grant may in its discretion shorten such period or periods.

         Section 2.3  EXERCISE OF OPTIONS.  Subject to the provisions of this
Article II, each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments (which may be cumulative or noncumulative), as may be determined by the Committee at the time of the grant of such Option, provided that the Committee at any time, or from time to time, after the time of grant may in its discretion accelerate the exercisability of all or any portion of any Option by accelerating the date on which it was initially to have become exercisable and/or, in the case of Options exercisable in installments, accelerating the dates on which all or any portion of any or all of such installments were initially to have become exercisable.

         Section 2.4 OPTION PRICE. The option price of each share purchased pursuant to exercise of each Option shall be paid either (i) entirely in cash or (ii) if permitted by the Committee in its sole discretion, partially or entirely in full shares of Common Stock, with the balance, if any, to be paid in cash. Any payment of the option price in shares of Common Stock shall be credited toward the option price at the Fair Market Value per share of such shares on the date of payment. Any payment to the Company in shares of Common Stock as permitted by this Section 2.4 shall vest in the Company good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances and adverse claims, and shall be effected by delivery of the certificate(s) representing such shares, duly endorsed in blank or accompanied by stock power(s) duly executed in blank and otherwise in proper form for transfer.


                                      III
                           STOCK APPRECIATION RIGHTS

         Section 3.1 GRANT OF RIGHTS. The Committee shall have authority in its discretion to grant an Additional Right, an Alternative Right, or both, to the holder of any Related Option with respect to all or a portion of the shares of Common Stock covered by such Related Option. Any such Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. Each Right shall be exercisable only if and to the extent that the Related Option (as it may from time to time be modified or amended and in effect) is exercisable. Upon the exercise of an Alternative Right, the Related Option (and any Additional Right with respect to which such Related Option is also a Related Option) shall terminate to the extent of the number of shares of Common Stock (covered by such Related Option) with respect to which such Alternative Right is exercised, and each holder of an Alternative Right granted under this Plan by his exercise thereof shall confirm his agreement to such termination of the Related Option, any such Additional Right or portion thereof. Upon the exercise of a Related Option, any Alternative Right with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock with respect to which the Related Option was exercised. Upon the expiration, termination or cancellation of a Related Option, all Rights with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock with respect to which the Related Option expired or was terminated or cancelled.

         Section 3.2 ADDITIONAL RIGHTS. Upon the exercise of a Related Option, the holder of an Additional Right granted with respect to such Related Option shall be entitled to receive an amount in cash equal to the product computed by multiplying (i) the Spread, by (ii) a percentage factor (which may be any percentage factor equal to or greater than 10% and equal to or less than 100%) as determined by the Committee at the time of the grant of such Additional Right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such Additional Right. If no percentage factor or formula is otherwise specified by the Committee at the time of grant of such Additional Right, the percentage factor shall be deemed to be 100%. The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than 100%.

         Section 3.3 ALTERNATIVE RIGHTS. Upon the exercise of an Alternative Right, the holder thereof, subject to Section 3.4 of the Plan, shall be entitled at his election, to receive either:

         (i) the number of shares of Common Stock equal to the quotient computed by dividing the Spread by the Fair Market Value per share of Common Stock on the date of exercise of the Alternative Right, provided, however, that in lieu of fractional shares of Common Stock the Company shall pay cash equal to the same fraction of the Fair Market Value per share of Common Stock on the date of exercise of such Alternative Right, or

         (ii)         an amount in cash equal to the Spread, or

         (iii) a combination of (A) cash in the amount specified in such holder's notice of exercise and (B) a number of shares of Common Stock calculated as provided in clause (i) of this
                      Section 3.3 after reducing the Spread by such cash amount, plus cash in lieu of fractional shares of Common Stock as provided above.

         Section 3.4 EXERCISE OF ALTERNATIVE RIGHTS. To exercise an Alternative Right, the holder shall (i) give written notice thereof to the Company in form satisfactory to the Committee specifying (A) the number of shares (covered by the Related Option) with respect to which he is exercising the Alternative Right and (B) the amount he elects to receive in cash and/or the amount he elects to receive in shares with respect to the exercise of the Alternative Right. The date of exercise of an Alternative Right which is validly exercised shall be deemed to be the date on which the Company shall have received the notice referred to in the preceding sentence.


                                       IV
                               PERFORMANCE AWARDS

         Section 4.1 PERFORMANCE AWARDS. Performance Awards, stated in dollar amounts, may be granted by the Committee in its discretion at such time or times after the end of each Performance Year as may be determined by the Committee. At the discretion of the Committee, Performance Awards may be payable either wholly in cash, wholly in full shares of Common Stock (with any fractional shares being payable in cash) or partly in cash and partly in full shares of Common Stock. Payment and/or delivery of a Performance Award, in the discretion of the Committee, may be made (i) in full at the time of grant of such Performance Award, or (ii) in any number of one or more annual or other deferred installments (which need not be equal), which shall be payable at such times and over such period of time as determined by the Committee. The number of shares of Common Stock to be delivered in payment of a Performance Award shall be determined by dividing the dollar amount of the Performance Award (or the portion thereof payable in shares of Common Stock) by the Fair Market Value per share of Common Stock on the date such Performance Award is granted (with any fractional share resulting from such determination to be paid in cash equal to the same fraction of the Fair Market Value per share of Common Stock on such date).

         Section 4.2 AWARD RESERVE. The Award Reserve, at any time, shall equal the sum of

(i) the dollar amount, if any, determined by the Committee during the then current year for addition to the Award Reserve (which amount shall not exceed 5% of the Award Income for the preceding Performance Year), plus (ii) the aggregate dollar amount, if any, determined by the Committee in all prior years for addition to the Award Reserve, plus (iii) the dollar amount of the forfeited portion of any Performance Award previously granted, plus (iv) the dollar amount of any portion of any Performance Award previously paid which is attributable to Securities that have been forfeited and surrendered to the Company, less (v) the dollar amount of all Performance Awards granted prior to the date of determination. As promptly as practicable after the end of each Performance Year, the Committee shall determine (i) the then current total amount of the Award Reserve, (ii) the amount of Award Income for such Performance Year and (iii) the amount to be added to the Award Reserve in the then current year in respect of the preceding Performance Year.

         Section 4.3  EMPLOYMENT.  Notwithstanding the provisions of Section
4.1 of the Plan, no Performance Award may be granted to any person unless he was an employee of the Company and/or any Subsidiary during a part of the Performance Year immediately preceding the year during which such Performance Award is proposed to be granted, and the aggregate dollar amount of the Performance Awards granted at any time may not exceed the total dollar amount of the Award Reserve at such time. Except as provided in Section 5.2 of the Plan, a deferred installment of any Performance Award shall not be paid or delivered if the employment of the recipient by the Company and all Subsidiaries has terminated prior to the date on which such installment is to be paid, and the unpaid portion of each Performance Award shall be forfeited upon such termination of employment. The dollar amount of the forfeited deferred portion of any Performance Award and of any previously paid portion of any Performance Award in respect of which Securities have been forfeited and surrendered shall be added to the Award Reserve.


                                       V
                             ADDITIONAL PROVISIONS

         Section 5.1 NON-TRANSFERABILITY. Options, Rights and Performance Awards shall not be transferable by the recipient otherwise than by Will or, if he dies intestate, by the laws of descent and distribution of the jurisdiction of his domicile at the time of his death, and such Options, Rights and Performance Awards shall be exercisable or payable during his lifetime only by or to such recipient or his guardian or legal representative.

         Section 5.2 TERMINATION OF EMPLOYMENT. If the employment by the Company and all Subsidiaries of a person who is the holder of any Option or Right or the recipient of any Performance Award shall terminate because of such person's discharge for cause, his rights under any then outstanding Option, Right and Performance Award shall terminate and be forfeited immediately as to any unexercised or unpaid portion thereof. If any such person's employment shall terminate for any reason other than for cause (other than by reason of his death or disability), (i) each outstanding Option held by him shall be exercisable by him at any time prior to the expiration date of the Option or within three months after the date of such termination of employment, whichever is the shorter period, but only to the extent such Option was exercisable at the date of such termination, (ii) each outstanding Right held by him shall be exercisable or payable to the extent and for the period that the Related Option is or becomes exercisable in accordance with its terms and (iii) the deferred installments of each Performance Award payable to him shall become immediately payable to the extent, if any, determined by the Committee, and the balance of such Performance Award shall be forfeited. In the event of termination of employment by reason of disability (of which the Committee shall be the sole judge) or the death of any such person while such person is an employee of the Company or a Subsidiary, (i) each outstanding Option held by him shall be fully exercisable (whether or not exercisable on the date of his death or termination of employment by reason of disability) at any time prior to the expiration date of the Option or within six months after the date of death or termination of employment, whichever is the shorter period, (ii) each outstanding Right held by him shall be exercisable or payable to the extent and for the period that the Related Option is or becomes exercisable in accordance with its terms and
(iii) the deferred installments of each Performance Award payable to him shall become immediately payable in full. To the extent any Right or Option is not exercised or paid during the period after termination of the holder's employment specified in this Section 5.2, such Right and Option shall terminate at the end of such period. In the case of death or disability, Options and Alternative Rights shall be exercisable by and Additional Rights and Performance Awards shall be payable to the person or persons specified in such deceased person's Will or, if such deceased person shall have failed to make specific provision in his Will for such exercise or payment or shall have died intestate, or in the case of disability, when appropriate, by or to such person's guardian or legal representative. Anything to the contrary contained in this Section 5.2 notwithstanding, the Committee, in its sole discretion, may, at the time of the grant or at any time thereafter, increase the period or extent of, or accelerate, exercisability or payment of any Option, Right or Performance Award.

         Section 5.3 LEAVE OF ABSENCE. The Committee may make such provisions regarding the effect of a leave of absence of any recipient as the Committee shall determine.

         Section 5.4 SECURITIES LAWS; COMPLIANCE WITH LAWS. Each exercise or payment of an Option, Right or Performance Award shall, at the election of the Committee, be contingent upon receipt by the Company from the recipient (or, in the event of his death or disability, his legal representatives, legatees or distributees) of such written representations (if any) concerning the recipient's (or their) intentions with regard to the acquisition, retention or disposition of the shares being acquired upon exercise or payment of such Option, Right or Performance Award and/or such written covenants and agreements (if any) as to the acquisition, retention and disposition of such shares as, in the opinion of the Committee, may be necessary to ensure that the acquisition and any disposition of such shares by the recipient or such other persons will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Each Option, Right and Performance Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of Common Stock subject to such Option, Right or Performance Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of, such Option, Right or Performance Award or the issuance or delivery of shares thereunder, such Option, Right or Performance Award may not be exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing in the Plan or in any

Option, Right or Performance Award granted under it shall require the Company to issue or deliver any shares upon exercise or payment of any Options, Rights or Performance Awards if such issuance or delivery would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

         Section 5.5 ISSUANCE OF SHARES. A person exercising an Option or Alternative Right or receiving a payment of an Additional Right or a Performance Award shall not be treated as having become the registered owner of any shares of Common Stock issuable or deliverable on such exercise or payment until such shares are issued and delivered.

         Section 5.6 ADJUSTMENT OF NUMBER AND KIND OF SHARES. The 1,740,000 shares available for the Plan as provided in Section 1.3 of the Plan are a part of the Common Stock, par value $.25 per share, of the Company, presently authorized in the Restated Certificate of Incorporation of the Company. In the event that a dividend shall be declared and paid upon the Common Stock payable in shares of Common Stock, the number of undelivered shares of Common Stock then subject to any Option, Right or Performance Award and the number of shares of Common Stock at the time reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option, Right or Performance Award, shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through amendment of the Company's certificate of incorporation, reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (other than a merger or consolidation to which Section 5.7 of the Plan applies), then there shall be substituted for each undelivered share of Common Stock then subject to any Option or Performance Award and for each share of Common Stock at the time reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option or Performance Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 5.6, in the outstanding shares of Common Stock, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment or change in the number or kind of shares then reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option or Performance Award and of undelivered shares then subject to an Option or Performance Award, such adjustment or change shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In the case of any such substitution or adjustment as provided for in this Section 5.6, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 5.6. Upon the occurrence of any event requiring or resulting in an adjustment or substitution pursuant to this Section 5.6, the Committee shall make such adjustment in any outstanding Right as shall be necessary to correspond to any adjustment made to the Related Option pursuant to the terms hereof or of such Related Option. The determination of the Committee as to all adjustments and substitutions referred to in this Section
5.6 shall be conclusive.  No adjustment or substitution provided for in this
Section 5.6 shall require the Company to deliver or sell a fractional share, and any fractional shares resulting from any adjustment or substitution pursuant to this Section 5.6 shall be eliminated from the applicable Option, Right or Performance Award. The provisions of this Section 5.6 shall apply with respect to successive dividends, amendments, reorganizations, recapitalizations, stock split-ups, combinations of shares, mergers, consolidations and changes of the kind referred to in this Section 5.6.

         Section 5.7 BUSINESS COMBINATIONS. In the event that, while any Options, Rights or Performance Awards are outstanding under the Plan, there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this Section 5.7, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Company or (c) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each Option, Right and Performance Award outstanding immediately prior to the consummation of such transaction:

          (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the Options, Rights and Performance Awards granted under the Plan, or the substitution for such Options, Rights and Performance Awards of new options, rights and awards equivalent to the Options, Rights and Performance Awards, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the Options, Rights and Performance Awards granted under the Plan, or the new options, rights and awards substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements under Section 1.6.

         (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the Options, Rights and Performance Awards granted under the Plan, or for the substitution of equivalent options, rights and awards, then (A) each holder of an outstanding Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the Option, (B) the holder of any Alternative Right shall be entitled, immediately prior to the effective date of such transaction, to exercise such Right to the extent the Related Option is or becomes exercisable at such time in accordance with its terms, (C) the holder of any Additional Right shall be entitled to receive, to the extent the Related Option is exercised immediately prior to the effective date of such transaction, the full amount of cash he would have been entitled to receive if the Related Option had been exercised to such extent and the percentage factor relating to such Additional Right were 100%, (D) the recipient of any Performance Award shall be entitled, immediately prior to the effective date of such transaction, to receive all remaining installments of such Award and (E) any restriction or risk of forfeiture imposed pursuant to Section 1.1 of the Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any Option or Alternative Right and the portion of any Additional Right relating to the unexercised portion of the Related Option shall be deemed cancelled and terminated as of the effective date of such transaction.


                                       VI
                                 MISCELLANEOUS

          Section 6.1 AMENDMENT OF PLAN. The Board of Directors of the Company shall have the right to amend, suspend or terminate the Plan at any time; provided that an amendment shall be subject to shareholder approval if such approval is required to comply with Rule 16b-3, the Code or the rules of any securities exchange on which securities of the Company are listed at the time such amendment is adopted. The Board of Directors may delegate to the Committee all or any portion of its authority under this Section 6.1. No amendment, suspension or termination (whether pursuant to this Section 6.1 or upon expiration of the stated term of the Plan) may, without the consent of the holder of an existing Option, Right or Performance Award, materially and adversely affect his rights under such Option, Right or Performance Award.

          Section 6.2 EFFECTIVE DATE AND DURATION OF PLAN; SHAREHOLDER APPROVAL. The Plan shall become effective on November 30, 1990 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on November 30, 2000. The Plan (and each Option, Right and Performance Award granted under the Plan) will become null and void unless the Plan is approved no later than May 31, 1991, by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company at which a majority of the outstanding shares of the Company's voting stock is voted on the proposal to approve the Plan. The agreement relating to each Option, Right and Performance Award granted under the Plan prior to approval of the Plan by shareholders as aforesaid shall expressly provide that such Option, Right or Performance Award will not be exercisable or payable prior to such approval and that such Option, Right or Performance Award will become null and void unless the Plan is approved by the shareholders as aforesaid no later than May 31, 1991.

          Section 6.3 RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Option, Right or Performance Award granted under it shall confer any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employment at any time.

          Section 6.4 REQUESTED INFORMATION. Each grantee of an Option, Right or Performance Award shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

          Section 6.5 PAYMENT OF TAXES. Prior to the exercise of any Option or the exercise for shares of Common Stock of all or any portion of any Alternative Right or the payment of any Performance Award in whole or in part by the delivery of shares of Common Stock, the holder of such Option, Right or Performance Award shall make arrangements satisfactory to the Company for the payment of any applicable federal or other withholding taxes payable as a result thereof, which arrangements may include the withholding of shares of Common Stock otherwise





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
issuable upon the exercise or payment of such Option, Right or Performance Award. Appropriate amounts to pay any such taxes shall be deducted from any cash amount paid under the Plan.

          Section 6.6 HEADINGS. The Article and Section headings contained in the Plan are for convenience and shall not affect the construction of the Plan.





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